CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Tri-County Financial Corporation (Commission File Nos. 333-79237 and 33-97174), of our report dated February 15, 2001, relating to the consolidated financial statements of Tri-County Financial Corporation.





                                                           /s/ Stegman & Company



Baltimore, Maryland
March 27, 2001